Exhibit 1.3



                              MIKE'S ORIGINAL, INC.


                       675,000 Shares of Common Stock and
                875,000 Redeemable Common Stock Purchase Warrants


                                SELLING AGREEMENT


                                                                  , 1997

Dear Sirs:

     The undersigned, IAR Securities Corp., as representative of the underwriters (the "Representative"), has agreed, subject to the terms and conditions of the Underwriting Agreement dated __________, 1997 (the "Underwriting Agreement"), to purchase from Mike's Original, Inc., a Delaware corporation (the "Company"), an aggregate of 675,000 shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") and 875,000 Redeemable Common Stock Purchase Warrants (the "Warrants") to purchase one share of Common Stock, at the purchase price set forth on the cover of the Prospectus (as hereinafter defined), and has obtained from the Company an option to purchase at such price an additional 101,250 shares of Common Stock and an additional 131,250 Redeemable Common Stock Class A Purchase Warrants (the "Additional Securities"), identical to the Common Stock and Warrants, to cover over-allotments. The 675,000 Shares of Common Stock and 875,000 Warrants are hereinafter referred to as the "Firm Securities." The Firm Securities and Additional Securities are hereinafter collectively called the "Securities". The Firm Securities, Additional Securities, Common Stock and Warrants are more particularly described in the enclosed prospectus (the "Prospectus"), additional copies of which will be supplied in reasonable quantities upon request.

     We are offering a part of the Securities for sale to selected dealers (the "Selected Dealers"), among which we are pleased to include you, at the public offering price or at such price less a concession in the amount set forth in the Prospectus under "Underwriting", as provided herein. This offering is made subject to delivery of the Securities and its acceptance by us, to the approval of all legal matters by counsel, and to the terms and conditions herein set forth and may be made on the basis of the reservation of Securities or an allotment against subscription.

     We have advised you by telegram or telex of the method and terms of the offering. Acceptances should be sent to IAR Securities Corp., 99 Wall Street, New York, New York 10005, Attn: Isaac Rabinowitz, President. We reserve the right to reject any acceptance in whole or in part.

     The Securities purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided.


     We, as Representative, may buy Securities from, or sell Securities to, any Selected Dealer, and any Selected Dealer may buy Securities from, or sell Securities to, any other Selected Dealer at the public offering price or at such price less all or any part of the concession, as provided herein. We, as Representative, after the initial public offering may change the public offering price, the concession, and the reallowance.

     Securities purchased by you hereunder shall be paid for in full at the public offering price or such price less the applicable concession, as we shall advise, on such date as we shall determine, on one day's notice to you, by certified or official bank check payable in New York Clearing House funds to the order of IAR Securities Corp., 99 Wall Street, New York, New York 10005 against delivery of the Securities. If you are called upon to pay the public offering price for the Securities purchased by you, the applicable concession will be paid to you, less any amounts charged to your account as provided herein, after termination of this Agreement as it applies to the offering of the Securities. Notwithstanding the preceding two sentences, payment for and delivery of Securities purchased by you hereunder will be made at our option either by physical delivery of certificates representing the shares so purchased or through the facilities of The Depository Trust Company if you are a member or, if you are not a member, settlement may be made through a correspondent which is a member pursuant to instructions you may send to us prior to such specified date.

     We have been advised by the Company that a registration statement for the Securities, filed under the Securities Act of 1933, as amended (the "Securities Act"), has become effective. You agree (which agreement shall also be for the benefit of the Company) that in selling Securities purchased pursuant hereto you will comply with the applicable requirements of the Securities Act and of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"). No person is authorized by the Company or the Representative to give any information or to make any representations not contained in the Prospectus, in connection with the sale of Securities. You are not authorized to act as agent for the Company or the Representative in offering Securities to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers partners with the Representative or with one another.

     Upon your application to us, we will inform you as to the advice we have received from counsel concerning the jurisdictions under the respective "blue sky" or securities laws of which it is believed that the Securities have been qualified or registered or is exempt for offer and sale, but we have not assumed and will not assume any responsibility or obligation as to the accuracy of such information or as to the right of any Selected Dealers to offer or sell Securities in any jurisdiction.

     As Representative, we shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising thereunder. We, acting as the Representative shall not be under any obligation to you except for obligations expressly assumed by us in this Agreement.

     We are authorized to over-allot in arranging for sale of the Securities to the Selected Dealers and to purchase and sell the Securities and shares of Common Stock or Warrants for long or short account and we are also authorized to stabilize or maintain the market prices of the Common Stock and the Warrants.

     You agree, from time to time until the termination of this Agreement, to report to us the number of Securities purchased by you pursuant to the provisions hereof which then remain unsold and, on our request, you will resell to us any such Securities remaining unsold at the purchase price thereof if, in our opinion, such Securities are needed to make delivery against sales made to others.

     If prior to the termination of this Agreement as it applies to the offering of the Securities (or prior to such earlier date as we have determined) we purchase or contract to purchase in the open market or otherwise any Securities or shares of Common Stock or Warrants underlying the Securities which were purchased by you from us or from any other underwriter or dealer for reoffering (including any Securities or shares of Common Stock or Warrants which may have been issued on transfer or in exchange for such Securities or shares of Common Stock or Warrants), and which Securities or shares of Common Stock or Warrants were therefore not effectively placed for investment by you, you authorize us either to charge your account with an amount equal to the concession from the public offering price for which you purchased such Securities, which shall be credited against the cost of such Securities, or to require you to repurchase such Securities at a price equal to the total cost of such purchase, including any commissions and transfer taxes on redelivery.

     You agree that except with our consent and except as otherwise provided herein, you will not, prior to termination of this Agreement or until we notify you that you are released from this restriction, bid for, purchase, or sell, directly or indirectly, any Securities or any shares of Common Stock or Warrants (or, if requested by us by telex or otherwise, any other securities of the Company) for your account or for the accounts of customers except as broker or agent in the execution of unsolicited brokerage orders therefor.

     As contemplated by Rule 15c2-8 under the Exchange Act, we agree to mail a copy of the Prospectus to any person making a written request therefor during the period referred to in Rule 15c2-8, such mailing to be made to the address given in the request. You confirm that you have delivered all preliminary prospectuses and revised preliminary prospectuses, if any, required to be delivered under the provisions of Rule 15c2-8 and agree to deliver all final prospectuses and amendments or supplements thereto required to be delivered under Rule 15c2-8. We have heretofore delivered to you such preliminary prospectuses as have been requested by you, receipt of which is hereby acknowledged, and will deliver such copies of the Prospectus as will be requested by you.

     Selected Dealers will be governed by the conditions herein set forth until this Agreement is terminated. This Agreement will terminate at the close of business on the 45th full day after the date hereof, but may be extended by us for an additional period or periods not exceeding 45 full days in the aggregate. Whether or not extended, we may, however, terminate this agreement or any provision hereof at any time. Notwithstanding the termination of this Agreement, you shall be and shall remain liable for, and will pay on demand, your proportionate amount of any loss, liability, claim, or damage or related expense which may be asserted against you alone, or against you together with other dealers purchasing Securities upon the terms hereof, or against us, based upon the claim that the Selected Dealers, or any of them, constitute an association, unincorporated business, partnership, or separate entity.

     All communications from you shall be address to IAR Securities Corp., 99 Wall Street, New York, New York 10005, Attn: Isaac Rabinowitz, President. Any notice from us to you shall be deemed to have been fully authorized by us and to have been duly given if mailed, telegraphed, or telexed to you at the address to which this letter is mailed. This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to conflict of laws. Time is of the essence in this Agreement.

     If you agree to purchase Securities in accordance with the terms hereof, kindly confirm such agreement by completing and signing the form provided for that purpose on the enclosed duplicate hereof and returning it to us promptly.

                                   Very truly yours,

                                   IAR SECURITIES CORP.

                                   By: __________________________
                                          Isaac Rabinowitz
                                          President

IAR Securities Corp.,
99 Wall Street
New York, New York 10005

Dear Sirs:

     We hereby confirm our agreement to purchase shares of Common Stock, par value $.001 per share, of Mike's Original, Inc. (the "Company") (the "Common Stock") and warrants (the "Warrants") to purchase one share of Common Stock, allotted to us subject to the terms and conditions of the foregoing Selling Agreement and your telegram or telex to us referred to therein. We hereby acknowledge receipt of the definitive Prospectus relating to the Common Stock and Warrants, and we confirm that in purchasing Common Stock and Warrants we have relied upon no statements whatsoever, written or oral, other than the statements in the Prospectus. We represent that we are actually engaged in the investment banking or securities business and that we are a member in good standing of the NASD which agrees to comply with all applicable rules of the NASD or, if we are not such a member, we are a foreign dealer or institution not eligible for membership in the NASD (a) which agrees to make no offers or sales within the United States, it territories, or its possessions or to persons who are citizens thereof or residents therein, and, in making sales, to comply with the NASD's interpretation with respect to free-Riding and Withholding and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice as if we were an NASD member and Section 25 of such Article III as it applies to a nonmember broker or dealer in a foreign country and (b) which in connection with offers and sales of Common Stock and Warrants made by us outside the United States (i) will either furnish to each person to whom any such offer or sale is made a copy of the then current preliminary prospectus or the Prospectus (as then amended or supplemented if the Company shall have furnished amendments or supplements thereto), as the case may be, or inform such person that such preliminary prospectus or the Prospectus will be available upon request and (ii) will furnish to each person to whom any such offer or sale is made such prospectus, advertisement, or other offering document containing information relating to the the Common Stock, the Warrants or the Company as may be required under the law of the jurisdiction in which such offer or sale is made. Any prospectus, advertisement, or other offering document furnished by us to any person in accordance with clause (b)(ii) of the preceding sentence and any such additional offering material as we may furnish to any person (c) shall comply in all respects with the laws of the jurisdiction in which it is so furnished, (d) shall be prepared and so furnished at our sole risk and expense, and (e) shall not contain information relating to the the Common Stock, the Warrants or the Company which is inconsistent in any respect with the information contained in the then current preliminary prospectus or in the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto), as the case may be. It is understood that no action has been taken to permit a public offering in any jurisdiction other than the United States where action would be required for such purpose.

     If for federal income tax purposes the Selected Dealers, among themselves or with the Representative, should be deemed to constitute a partnership, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986, as amended, and we agree not to take any position inconsistent with such election. We authorize you, in your discretion, to execute and file on our behalf such evidence of such election as may be required by the Internal Revenue Service.

                                        -------------------------------
                                             (Name of Selected Dealer)


                                        --------------------------------
                                                (Authorized Signature)



Dated:                    , 1997